SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2012

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2012, to obtain funding for working capital purposes, International Stem Cell Corporation (the “Company”) entered into a Series G Preferred Stock Purchase Agreement (the “Series G Agreement”) with AR Partners, LLC (the “Purchaser”) to sell five million (5,000,000) shares of Series G Preferred Stock (“Series G Preferred”) at a price of $1.00 per Series G Preferred share, for a total purchase price of $5,000,000. The Purchaser is an affiliate of Dr. Andrey Semechkin, the Company’s Chairman and Chief Executive Officer, and Dr. Ruslan Semechkin, an executive officer and director. The sale of the Series G Preferred was completed on March 9, 2012. The terms of the Series G Preferred are described in Item 5.03 below.

The shares of Series G Preferred were offered and sold to the Purchaser in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Purchaser is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In connection with the Series G Agreement, the Company entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the Purchaser and each of the Series D investors listed on Schedule A thereto (together with the Purchaser, the “Investors”). The Investors’ Rights Agreement supersedes the similar agreement that was entered into in connection with the sale of Series D Preferred Stock. Pursuant to the Investors’ Rights Agreement, the Investors have a participation right, whereby they may purchase their pro rata share of any private offering of securities being offered by the Company, subject to certain exceptions. The Investors’ Rights Agreement also requires the Company to obtain approval from the Board of Directors, including the affirmative vote of each of the directors elected by the Series C Preferred Stock, the Series D Preferred Stock and the Series G Preferred Stock, respectively, for specified transactions. Additionally, the Company also entered into a Management Rights Letter (the “Management Rights Letter”), pursuant to which the Company granted the Purchaser certain ongoing access and information rights.

On March 12, 2012, the Company issued a press release announcing the sale of the Series G Preferred.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 regarding the sale of shares of Series G Preferred.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Concurrently with the closing of the Series G Preferred financing, the holders thereof nominated two directors as provided in the Certificate of Designation for the Series G Preferred discussed below. Those initial directors are Don Wright, or an existing independent director and James Berglund, each of whom is an “independent” director as defined by the Nasdaq Marketplace Rules. Mr. Berglund was elected to the Board of Directors by the existing members of the Board. Pursuant to the Certificate of Designation for the Series G Preferred, these directors will be reviewed on an annual basis by the independent directors or a committee of independent directors for nomination for reelection by the stockholders of the Company, consistent with the procedures in place for the other independent directors.

(b) Pursuant to the agreement among the parties that the size of the Board would remain at seven directors, Mr. Kenneth Aldrich resigned from the Board and other officer positions, effective as of March 9, 2012. Simultaneously with Mr. Aldrich’s resignation, Mr. Aldrich and the Company entered into (i) a consultation contract with a term of six months (the “Consultation Contract”) and (ii) a longer-term agreement to provide consulting services for a term of five years (the “Aldrich Consulting Services Agreement”). Pursuant to the Consultation Contract, Mr. Aldrich agreed to make himself available to the Company for a minimum of 52 hours per month to provide certain consulting services with respect to general business and financial affairs of the Company. As compensation under the Consultation Contract the Company has agreed to pay Mr. Aldrich a fee of $10,000 per month and reimburse him for related expenses. Pursuant to the Aldrich Consulting Services Agreement, Mr. Aldrich agreed to provide the Company consulting services up to 10 hours per month, as may be requested by the Board of Directors or certain of the Company’s officers. As compensation under the Aldrich Consulting Services Agreement, the Company has agreed to pay Mr. Aldrich a fee of $100 per month and $500 per hour for services specifically provided.

(d) Pursuant to the terms of the Series G Agreement, on March 9, 2012, the Board of Directors elected James Berglund (as a designee of the holders of Series G Preferred) to the Board of Directors for a term that expires at the next annual meeting of stockholders. The Board of Directors has not decided the committees on which Mr. Berglund would serve.

(e) On March 9, 2012, Jeffrey Janus, a director and the Senior Vice President, Operations of the Company and Chief Executive Officer and President of the Company’s wholly-owned subsidiary, Lifeline Cell Technology, entered into an agreement with the Company to provide consulting services for a term of five years (the “Janus Consulting Services Agreement”) to allow the Company to continue to access Mr. Janus’ historical knowledge and experience in the event he were to leave his current position as an executive officer of the Company for any reason. Pursuant to the Janus Consulting Services Agreement, Mr. Janus agreed to provide the Company consulting services up to 10 hours per month, as may be requested by the Board of Directors or certain of the Company’s officers. As compensation under the Janus Consulting Services Agreement, the Company has agreed to pay Mr. Janus a monthly fee of $100 per month and $350 per hour for services specifically provided. The hourly rate will not apply so long as Mr. Janus remains a full time employee and the Company does not anticipate any change in Mr. Janus’ status as a full time executive of the Company.

ITEM 5.03    AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) To create the Series G Preferred sold to the Purchaser under the Series G Agreement, on March 9, 2012, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series G Preferred (the “Series G Certificate of Designation”). The Series G Preferred is convertible into shares of common stock at $0.40 per share, resulting in an initial conversion ratio of 2.5 shares of common stock for every share of Series G Preferred. The conversion price may be adjusted for stock splits and other combinations, dividends and distributions, recapitalizations and reclassifications, exchanges or substitutions and is subject to a weighted-average adjustment in the event of the issuance of additional shares of common stock below the conversion price. The Series G Preferred has priority over the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock on the proceeds from any sale or liquidation of the Company in an amount equal to the purchase price of the Series G Preferred, plus any accrued but unpaid dividends, but such payment may be made only after payment in full of the liquidation preferences payable to holders of any shares of Series D Preferred Stock then outstanding. From the date of issuance of the Series G Preferred, dividends at the rate per annum of six percent (6%) of the Purchase Price per share accrue on such shares of Series G Preferred. Dividends accrue quarterly and are cumulative. Each share of Series G Preferred has the same voting rights as the number of shares of Common Stock into which it would be convertible on the record date. As long as there are at least 1,000,000 shares of Series G Preferred outstanding, the holders of Series G Preferred have (i) the initial right to propose the nomination of two members of the Board, at least one of which nominees shall be subject to the approval of the Company’s independent directors, for election by the stockholder’s at the Company next annual meeting of stockholders, or, elected by the full board of directors to fill a vacancy, as the case may be, and (ii) the right to approve any amendment to the certificate of incorporation, certificates of designation or bylaws, in manner adverse to the Series G Preferred, alter the percentage of board seats held by the Series G directors or increase the authorized number of shares of Series G Preferred.

Copies of the Series G Agreement, Amended and Restated Investors’ Rights Agreement, Series G Certificate of Designation, Management Rights Letter, Consulting Contract, Aldrich Consulting Services Agreement and Janus Consulting Services Agreement are attached hereto and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred Stock of International Stem Cell Corporation

10.1	Series G Preferred Stock Purchase Agreement dated March 9, 2012

10.2	Amended and Restated Investors’ Rights Agreement dated March 9, 2012

10.3	Management Rights Letter dated March 9, 2012

10.4	Consulting Contract dated March 9, 2012 with Kenneth C. Aldrich

10.5	Agreement to Provide Consulting Services dated March 9, 2012, with Kenneth C. Aldrich

10.6	Agreement to Provide Consulting Services dated March 9, 2012, with Jeffrey D. Janus

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: March 15, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred Stock of International Stem Cell Corporation

10.1	Series G Preferred Stock Purchase Agreement dated March 9, 2012

10.2	Amended and Restated Investors’ Rights Agreement dated March 9, 2012

10.3	Management Rights Letter dated March 9, 2012

10.4	Consulting Contract dated March 9, 2012 with Kenneth C. Aldrich

10.5	Agreement to Provide Consulting Services dated March 9, 2012, with Kenneth C. Aldrich

10.6	Agreement to Provide Consulting Services dated March 9, 2012, with Jeffrey D. Janus